UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2024

IBEX Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 580-6200

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.0001	IBEX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

U.S. Credit Agreement

On October 29, 2024 (the “Effective Date”), Ibex Global Solutions, Inc. (the “Company”), Ibex Limited, Ibex Global Limited, the other borrowers party thereto from time to time, the other guarantors party thereto from time to time, the lenders party thereto from time to time and HSBC Bank USA, National Association, as administrative agent, entered into a credit agreement (the “US Credit Agreement”), which provides for a $25 million secured revolving credit facility (the “US Credit Facility”). The US Credit Agreement and the UAE Credit Agreement (as defined and described below) replaced the Existing Credit Agreement (as defined and described below).

Proceeds from the US Credit Facility are intended to be used to repay the Existing Credit Facility, fund working capital and for other general corporate purposes.

Borrowings under the US Credit Facility bear interest at a per annum rate equal to term SOFR for such period plus 2%, or equal to alternate base rate plus 1%. Term SOFR and the alternate base rate are defined in the US Credit Agreement. In addition: (i) a closing fee at 0.15% of the facility is payable at the time of accepting the US Credit Agreement; and (ii) a commitment fee at 0.25% per annum will be payable by the Company on the non-utilized portion of the US Credit Facility.

The US Credit Agreement includes certain financial covenants in respect of a total net leverage ratio and a fixed charge coverage ratio, and non-financial covenants, including, but not limited to, restrictions on incurring additional debt and liens, making certain restricted payments and investments and engaging in certain transactions with affiliates.

The US Credit Agreement contains events of default customary for facilities of this nature. Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the US Credit Agreement, the lenders can declare any outstanding principal of the US Credit Facility debt, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies.

The foregoing summary of the US Credit Agreement does not purport to be complete and is qualified in its entirety by the terms of the US Credit Agreement, which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

UAE Credit Agreement

On October 29, 2024, Ibex Global FZ-LLC (the “UAE Company”) entered into: (i) a revolving loan agreement (committed) together with (ii) a facility offer letter (the “Facility Offer Letter”); (iii) a general terms and conditions applicable to corporate banking credit facilities; and (iv) a letter of deviation (collectively, the “UAE Credit Agreement”), in each case, with HSBC Bank Middle East Limited (the “Bank”).  The UAE Credit Agreement provides for a committed $50 million post shipment seller revolving loan credit facility (the “UAE Loan Facility” ) and a $50,000 credit card facility (the “Commercial Card Facility” and collectively with the UAE Loan Facility, the “UAE Facilities”).  To secure the UAE Facilities, IBEX Limited provides an irrevocable and unconditional guarantee in favor of the Bank with respect to all monies and liabilities owing or incurred by the UAE Company to or in favor of the Bank.

Borrowings under the UAE Loan Facility bear interest at a per annum rate equal to 3-month term SOFR plus 2%.  In addition: (i) a processing fee at 0.15% of the UAE Facilities is payable at the time of accepting the Facility Offer Letter; and (ii) a commitment fee at 0.25% per annum will be payable by the UAE Company on the non-utilized portion of the UAE Loan Facility. The Commercial Card Facility is subject to HSBC’s standard commercial card terms and conditions.

The UAE Credit Agreement includes financial covenants in respect of a total net leverage ratio, and non-financial covenants, including, but not limited to, restrictions on disposal of assets and raising additional debt (in each case, subject to carve-outs).

The UAE Credit Agreement contains events of default customary for facilities of this nature. Upon the occurrence and during the continuation of an event of default, subject to the terms and conditions of the UAE Credit Agreement, the Bank can declare any outstanding principal of the UAE Facilities debt, together with accrued and unpaid interest, to be immediately due and payable and exercise other remedies.

The foregoing summary of the UAE Credit Agreement does not purport to be complete and is qualified in its entirety by the terms of the UAE Credit Agreement, which is filed hereto as Exhibits 10.2A through 10.2D and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Effective Date, the existing revolving credit and security agreement by and among the Company, as borrower, the other borrowers party thereto from time to time, the lenders party thereto from time to time and PNC Bank, National Association, as agent, dated as of November 8, 2013 (as amended, supplemented, amended and restated, supplemented and otherwise modified, the “Existing Credit Agreement”) comprised of an $80 million secured revolving credit facility (the “Existing Credit Facility”) was terminated and the Existing Credit Facility repaid in full.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this report is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of October 29, 2024, by and among Ibex Global Solutions, Inc., Ibex Limited, Ibex Global Limited, the other borrowers party thereto from time to time, the other guarantors party thereto from time to time, the lenders party thereto from time to time and HSBC Bank USA, National Association, as administrative agent

10.2A	Revolving Loan Agreement, dated as of 22 October 2024, by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC
10.2B	Facility Offer Letter, dated as of 22 October 2024, by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC
10.2C	General Terms and Conditions of the HSBC Bank Middle East Limited
10.2D	Letter of Deviation, dated as of 22 October 2024, by and between HSBC Bank Middle East Limited and Ibex Global FZ-LLC
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: November 4, 2024	/s/ Taylor Greenwald
(Signature)
	Name:	Taylor Greenwald
	Title:	Chief Financial Officer